Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002 *

In connection with the annual report of Vicuron Pharmaceuticals Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George F. Horner III, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 14, 2005	/s/ GEORGE F. HORNER III
George F. Horner III
President and Chief Executive Officer

This certification accompanies this annual report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

*	A signed original of this written statement required by Section 906 has been provided to Vicuron Pharmaceuticals Inc. and will be retained by Vicuron Pharmaceuticals Inc. and furnished to the Securities and Exchange Commission or its staff upon request.